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                                                                  EXHIBIT 5.1

                         [LETTERHEAD OF KING & SPALDING]


                                  July 12, 1996



International Airline Support Group, Inc.
8095 N.W. 64th Street
Miami, FL 33166


               Re:  Form S-4 Registration Statement relating to
                    2,245,400 shares of common stock, par value $.001
                    per share, of International Airline Support Group, Inc.
                    -------------------------------------------------------
Gentlemen:

               We have acted as counsel for International Airline Support Group, Inc., a Delaware corporation ("IASG"), in connection with the preparation of the Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 2,245,400 shares of IASG common stock, par value $.001 per share, to be issued in connection with the Exchange Offer to holders of IASG 8% Convertible Subordinated Debentures due August 31, 2003. As such counsel, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate.

               Based upon the foregoing, we are of the opinion that the shares of Common Stock, par value $.001 per share, of IASG issuable in connection with the Exchange Offer have been duly authorized and, when issued in accordance with the terms of the Exchange Offer as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

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International Airline Support Group, Inc.
July 12, 1996
Page 2


               We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Proxy Statement/Prospectus that is included in the Registration Statement.

                                        Very truly yours,



                                        KING & SPALDING